Exhibit (a)(v) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                 LEHMAN BROTHERS INSTITUTIONAL FUNDS GROUP TRUST

                                 Amendment No. 2

                              DECLARATION OF TRUST

                             dated November 16, 1992

This Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 1.1 of Article 1 from the Declaration of Trust and substitute in its place the following:

     SECTION 1.1. NAME. The name of the trust created hereby is Money Market Obligations Trust II (the "Trust"). ----------- ----

     Strike paragraph (2) of Section 1.2 of Article 1 from the Declaration of Trust and substitute in its place the following:

             (q)  "TRUST" means Money Market Obligations Trust II.

     The undersigned Trustees of Money Market Obligations Trust II hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 6th day of September, 1996.

         WITNESS the due execution hereof this 15th day of November, 1996.

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           John F. Donahue                    John T. Conroy, Jr.

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        J. Christopher Donahue              Lawrence D. Ellis, M.D.

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           Peter E. Madden                    John E. Murray, Jr.

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         William J. Copeland                    Gregor F. Meyer

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          Marjorie P. Smuts